BYLAWS

                                       OF


                         CYBER MERCHANTS EXCHANGE, INC.



ARTICLE I.                 OFFICES

1.01 The corporation shall have its principal executive office in the City and State designated in the Articles of Incorporation. The corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.


ARTICLE II.                DIRECTORS

Responsibility of Board

2.01 Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the shareholders, as that term is defined in California Corporations Code Section 153, or by the outstanding shares, as that term is defined in California Corporations Code Section 152 or by less than a majority vote of a class or series of preferred shares, as that term is defined in California Corporations Code Section 402.5, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation are managed and all corporate powers are exercised under the ultimate direction of the Board.

Number of Directors

2.02 The number of directors of this corporation shall be six (6), unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than three, unless all of the outstanding shares are owned beneficially and of record by less than three shareholders, in which event the number of Directors shall not be less than the number of shareholders permitted by statute.

Election and Term of Office

2.03 Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares, present in person or by proxy, entitled to vote in the election. Each Director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.


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Removal of Directors

2.04 Any individual Director or the entire Board of Directors may be removed from office in the manner provided by law.

Filling Vacancies
         -- By Board

2.05(a) Except as otherwise provided in the Articles of Incorporation of the corporation or in these Bylaws, and except for a vacancy created by the removal of a Director, vacancies on the Board may be filled by approval of the Board of Directors pursuant to California Corporations Code Section 151, or, if the number of Directors then in office is less that a quorum, by (1) the unanimous written consent of the Directors then in office; (2) the affirmative vote of a majority of the Directors then in office at a meeting held pursuant to notice or waivers of notice complying with California Corporations Code Section 307; or
(3) a sole remaining Director.

         -- By Shareholders

2.05(b) Unless the Articles of Incorporation of the corporation are amended, or a Bylaw is adopted by the shareholders to provide that vacancies occurring in the Board by reason of the removal of Directors may be filled by the Board, any vacancies may be filled only by approval of the shareholders as that term is defined in California Corporations Code Section 153. Any vacancies authorized to be filled but not filled by the Directors may be filled by the shareholders and any election by written consent requires the consent of a majority of the outstanding shares entitled to vote; provided however, that no Director shall be elected by written consent to fill a vacancy created by removal of any Director except by the unanimous written consent of all shares entitled to vote for the election of Directors.

Call of Meetings

2.06 Meetings of the Board may be called by the Board Chairperson, if any, or the President, or any Vice President, or the Secretary, or any two Directors of the corporation.

Place of Meetings

2.07 All meetings of the Board shall be held at the corporation's principal executive office.

Time of Regular Meetings

2.08     Regular  meetings of the Board shall be held,  without  call or notice,
immediately   following  each  annual  meeting  of  the   shareholders  of  this
corporation.

Notice of Special Meeting and Waiver of Notice

2.09 Notice of any special meeting of the Board shall be given to each Director by first-class mail, postage prepaid, at least four days in advance of the meeting, or delivered in person or by telephone, including a voice messaging system or other system or technology designed to record

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

and communicate messages, telegraph, facsimile, electronic mail, or other electronic means at least 48 hours in advance of the meeting. Notice need not be given to any Director who signs, before or after the meeting, either a waiver of notice, a consent to the holding of the meeting, or an approval of the minutes of the meeting, or who attends the meeting without protesting the lack of notice before or at the commencement of the meeting. All waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meetings to which they pertain.

Quorum

2.10 A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business except as provided below.

Transactions of Board

2.11 Except as otherwise provided in the Articles, in these Bylaws, or by law, every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present is the act of the Board, provided, however, that any meeting at which a quorum was initially present may continue to transact business notwithstanding the withdrawal of Directors if any action taken is approved by at least a majority of the required quorum for the meeting.

Adjournment

2.12 A majority of the Directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of the adjournment to another time or place must be given before the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

Conduct of Meetings

2.13 The Board Chairperson, or if there is no such person, the President, or, in the Chairperson's absence, any Director selected by the Directors present, shall preside at meetings of the Board of Directors. The Secretary of the corporation, or, in the Secretary's absence, any person appointed by the presiding officer shall act as Secretary of the Board. Board members may participate at board meetings by conference telephone, electronic video screen communication, or other communications equipment, whenever the board authorizes this type of participation by adopting a resolution. The resolution must require that the corporation (1) verify the identity of any director communicating by telephone, electronic video screen, or other communication equipment and that director's right to participate in board meetings and (2) verify that all statements, questions, actions, and votes made by telephone, electronic video screen, or other communications equipment were made by that director and not by someone not permitted to participate as a director.

                  Participation in a meeting pursuant to this Paragraph constitutes presence in person at the meeting if all the following are true:
         (1) Each board member participating in the meeting can communicate with all of the other members concurrently.
         (2) Each member is provided the means of participating in all matters before the board, including the capacity to propose, or interpose an objection, to a specific action to be taken by the corporation.

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

         (3)      The board adopts a resolution pursuant to this Paragraph.

Compensation

2.14 Director's shall not receive any stated salary for their services as directors but, by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing contained in these Bylaws shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for the service.

Indemnification

2.15 The corporation has the power to indemnify any person who is or was a director, officer, employee, or other agent of this corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust, or other enterprise, at the request of this corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, as provided in California Corporations Code Section 317 as that section now exists or may from time to time be amended to provide.


ARTICLE III.               SHAREHOLDERS' MEETINGS

Place of Meetings

3.01 Meetings of the shareholders shall be held at the corporation's principal executive office.

Time of Meeting

3.02 The annual meeting of the shareholders of the corporation shall be held within five months after the close of the fiscal year of the corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Persons Entitled to Call Special Meetings

3.03 Special meetings of the shareholders may be call at any time by the Board of Directors, the Board Chairperson, if any, the President of the corporation, or the holders of shares entitled to cast not less than 10 percent of the votes of the meeting.

Notice of Meeting

3.04 Notice of annual and special meetings of the shareholders shall be given as provided in California Corporations Code Section 601 as that section now exists or may from time to time be amended to provide.


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

Waiver of Notice and Other Defects

3.05 The transactions of any meeting of shareholders, however called and notice and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes of the meeting. All such waivers, consents, and approvals must be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at the meeting also constitutes a waiver of notice to that person if he or she fails to object at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened, but such attendance does not constitute a waiver of the right to object to the consideration of matters required by law or these Bylaws to be included in the notice but not so included if the objection is expressly made at the meeting.

Quorum

3.06 A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum, provided any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting may be adjourned by a majority vote of the shares represented in person or by proxy.

Election by Ballot

3.07 Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before voting begins.

Voting

3.08 Except as otherwise provided in the Articles of Incorporation or by agreement or by the General Corporation Law, shareholders at the close of business on the record date are entitled to notice and to vote, notwithstanding the transfer of any shares on the books of the corporation after the record date.


ARTICLE IV.                OFFICERS

Titles, Appointment, Terms, and Compensation

4.01 This corporation shall have both a Board Chairperson and a President, a Secretary, and a Chief Financial Officer who may also be called Treasurer. The Board of Directors may designate and appoint any other officers that may be necessary to enable the corporation to sign instruments and share certificates, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. These other officers shall hold office for the period, have the authority, and perform duties that the Board may, be resolution, determine. One person may hold any two or more offices. In its discretion, the Board of Directors may leave unfilled, for any period it may fix, any offices except those of Board Chairperson,


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


President, Secretary, and Chief Financial Officer. All officers shall be chosen by, and, subject to any rights an officer may have under an employment contract with the corporation, hold office at the pleasure of, the Board. The Board shall fix each officer's compensation.

Board Chairperson

4.02 The Board Chairperson, if there is such an officer, shall, if present, preside at all meetings of the Board and perform any other powers and duties that may from time to time be assigned by the Board or prescribed by law or by these Bylaws.

President

4.03 Subject to any supervisory powers that may be given by the Board of Directors to the Board Chairperson, if there is such an officer, the President shall be the chief executive officer of the corporation and shall perform all the duties commonly incident to that office. The President shall preside at all meetings of the shareholders and, if there is no Board Chairperson, at all meetings of the Board.

Vice President

4.04 The Vice President, or the Vice Presidents in the order of seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant, and shall perform any other duties and have any other powers that the Board or the President shall from time to time designate.

Secretary

4.05 The Secretary shall ensure that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; shall keep the minutes of all proceedings of shareholders and of the Board; and shall perform any other duties that are incident to the office of Secretary or that are assigned from time to time by the Board or by the President.

Chief Financial Officer

4.06 The Chief Financial Officer shall receive and have custody of all funds and securities of the corporation; keep and maintain adequate and correct books and records of account and of the corporation's assets and liabilities; and shall perform any other duties that may be assigned from time to time by the Board of by the President.


ARTICLE V.                 EXECUTION OF INSTRUMENTS

5.01 The Board of Directors may, in its discretion, determine the method and by resolution designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except as otherwise provided by law, and that execution or signature shall be binding on the corporation.


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


ARTICLE VI.                ISSUANCE AND TRANSFER OF SHARES

Shareholder's Right to Certificate

6.01 Every holder of shares in the corporation shall be entitled to a certificate certifying the number of shares and the class or series of shares owned by him or her. This right extends to fractional shares and partly paid shares if those shares are issued by the corporation.

Share Certificates

6.02 The certificates shall be in the form provided by the Board of Directors and shall fully comply with the provisions of the California Corporations Code. The certificates shall be signed by the Board Chairperson or Vice Chairperson, if any, or the President or a Vice President, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary of the corporation, and the seal of the corporation shall be affixed to the certificates.

Exchange of Certificates

6.03 If the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate for shares and issue a new certificate conforming to the rights of the holder, the Board may order any holders or outstanding certificates to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board.

Replacement of Certificates

6.04 No new certificate shall be issued until the former certificate for the shares represented has been surrendered and canceled. However, if the certificate is lost, stolen, or destroyed, the corporation must, if so requested by the shareholder, issue a new certificate, provided it has received no notice that the certificate has been acquired by a bona fide purchaser, but it may require the giving or a bond, undertaking, or other security sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of the certificate or the issuance of the new certificate.

Transfer of Shares

6.05 Shares of the corporation may be transferred by endorsement by the signature of the owner, the owner's authorized agent, attorney, or legal representative, and the delivery of the certificate; but a transfer is not valid, except as to the parties to the transfer, until it is entered on the books of the corporation so as to show the names of the parties by whom and to whom transferred, the number of the certificate, and the number or designation of the shares and the date of the transfer, and until the old certificate is surrendered to the corporation and canceled.

Duty of the Corporation to Register Transfer

6.06 The corporation is under a duty to register the transfer when the certificate, properly endorsed, is presented to it with a request to register transfer; reasonable assurance is given that the endorsements are genuine and effective; the corporation has no duty to inquire into


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


adverse claims or it has discharged any such duty; and any applicable law relating to the collection of taxes has been complied with.

Liability for Partly Paid Shares

6.07 The transferor and transferee of partly paid shares, if any are issued, shall be liable to the corporation for the unpaid balance of those shares as provided by law.


ARTICLE VII.      CORPORATE RECORDS AND REPORTS

Keeping Records

7.01 The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors, and Board committees, and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. The minutes must be kept either in written form or in any other form capable of being converted into written form.

Inspection by Shareholders and Directors

7.02 Any shareholder shall have the right on written demand to inspect and copy the record of shareholders, the accounting books and records, and the minutes as provided by law. Each director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation.

Waiver of Annual Report

7.03 So long as this corporation has less than 100 holders of record of its shares, determined as provided in California Corporations Code Section 605, no annual report shall be sent to shareholders or be required.


ARTICLE VIII.     AMENDMENTS OF BYLAWS

By Shareholders and Directors

8.01 These Bylaws may, from time to time and at any time, be amended or repealed, and new or additional bylaws adopted, by approval of the outstanding shares, as that term is defined in California Corporations Code Section 152, or, subject to any restrictions imposed by the Articles of Incorporation on the power of the Board of Directors to adopt, amend, or repeal Bylaws, by approval of the Board, provided, however, that such Bylaws may not contain any provision in conflict with law or with the Articles of this corporation, and, provided further, that: (1) after shares are issued a Bylaw changing the number of directors or from a fixed to a variable Board can be adopted only by approval of the outstanding shares; and (2) any such Bylaw reducing the number of directors below five cannot be adopted if the votes cast against its adoption at a shareholder's meeting, or the shares not consenting in the case or action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote.

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CERTIFICATE OF SECRETARY

         I certify that:


         1.   I am the Secretary of Cyber Merchants Exchange, Inc.


         2. The attached Bylaws are the Bylaws of the corporation approved by the Board of Directors on February 2, 1997, at a meeting duly held.


Dated:  2/2/97                                    /S/  Alan Chang
                                                     ---------------------
                                                     Alan Chang, Secretary


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